Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 13 to the Registration Statement No. 811-21667 on Form N-1A of our report dated November 16, 2006 relating to the financial statements and financial highlights of Fidelity Central Investment Portfolios LLC, including Fidelity Floating Rate Central Fund (formerly Fidelity Floating Rate Central Investment Portfolio), and of our reports each dated November 20, 2006 relating to the financial statements and financial highlights of Fidelity High Income Central Fund 1 (formerly Fidelity High Income Central Investment Portfolio 1) and Fidelity Tactical Income Central Fund (formerly Fidelity Tactical Income Central Investment Portfolio), appearing in the Annual Report on Form N-CSR of Fidelity Central Investment Portfolios LLC, for the year ended September 30, 2006.

We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in Part B in the Statement of Additional Information, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Boston, Massachusetts
April 16, 2007